April 29, 2008

                         Sport Supply Group, Inc. Reports Record Q308 Results

•	EPS Grows 47% to $0.25 versus $0.17 in Year-Ago Period

•	Cash On-hand Rises 30% from December 31, 2007 to $13.0 Million

•	Operating Margins for the Quarter Approximately 10%

The Company will host a conference call at 3:30PM CT / 4:30PM ET today, April 29, 2008. The call may be accessed by dialing 866 825 3354 and using pass code 55675289. A replay of the call is available by dialing 888 286 8010 and using pass code 22237904.

(Dallas, TX.) Sport Supply Group, Inc. (NASDAQ: RBI) today reported record sales and earnings results for the three and nine months ended March 31, 2008.

Financial Highlights for the Three Months Ended March 31, 2008 compared to the Three Months Ended March 31, 2007

•	Sales Up 4.1% to $65.8 Million

•	Gross Margin Percentage Up 50bps to 36.6%

•	SG&A Expense Down $671,000 to $17.8 Million

•	Operating Income Up 44% to $6.3 Million

•	Net Income Up 94% to $3.4 Million

•	EPS up 47% to $0.25 per diluted share, on 15% Increase in Shares

Financial Highlights for the Nine Months Ended March 31, 2008 compared to the Nine Months Ended March 31, 2007

•	Sales Up 5.3% to $190 Million

•	Gross Margin Percentage Up 70bps to 36.3%

•	SG&A Up Approximately 1.6%, or $850,000

•	Operating Income Up 33% to $15.7 Million

•	Net Income Up 90% to $8.0 Million

•	EPS Up 53% to $0.61 per diluted share

•	Net Cash Provided by Operating Activities Up 171% to $15.1 Million

Adam Blumenfeld, Chairman of the Board and CEO, stated: “We are pleased to announce today’s results which showcase continued strong operating performance across the platform. It is a testament to our managers and hardworking employees that virtually every key metric is moving in the right direction, most notably SG&A, which actually decreased $671,000 for the quarter ended March 31, 2008 versus the year-ago comparative period. The combination of top-line growth, gross margin expansion and year over year expense reduction proved to be the perfect recipe for significant growth in cash flows and earnings leverage, allowing the company to produce operating margins of approximately 10% for the third quarter, and a 47% increase in earnings per share.”

“Strategically, we are very pleased with both the performance and positioning of the Company. In this challenging macroeconomic environment, we believe — more than ever — entities with a superior balance sheet, seasoned management and a scalable infrastructure will be rewarded. Sport Supply Group, with its growing cash position and dominant footprint within the institutional sporting goods space, has significant flexibility in terms of next steps. We continue to review a number of organic and/or acquisition related opportunities as we look to further enhance the platform and leverage our position in the marketplace.”

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Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via approximately 3 million direct catalogs, a 40-man telesales team, approximately 190 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc., Dallas
Adam Blumenfeld, 972-243-8100

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME –
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2008		2007	2008	2007
Net Sales	$65,821		$63,235	$190,284	$180,782
Cost of Sales	41,739		40,404	121,301	116,513

Gross Profit	24,082		22,831	68,983	64,269
Selling, general and administrative expenses	17,750		18,421	53,328	52,474

Operating profit	6,332		4,410	15,655	11,795

Other Income (Expense):
Interest Income	45		28	202	142
Interest Expense	(974)		(1,707)	(3,154)	(4,424)
Other Income	42		17	77	109

Total other expense		(887)	(1,662)	(2,875)	(4,173)

Income before minority interest in income of consolidated subsidiary and income taxes	5,445		2,748	12,780	7,622
Income tax provision	2,069		1,010	4,856	2,929
Minority interest in income of consolidated subsidiary, net of tax	—		—	—	531

Net income	$3,376		$1,738	$7,924	$4,162

Weighted average number of shares outstanding:
Basic	12,296,813		10,233,560	12,043,082	10,231,051

Diluted	15,842,816		13,774,358	15,578,514	10,375,469

Net income per share– basic	$0.27		$0.17	$0.66	$0.41

Net income per share– diluted	$0.25		$0.17	$0.61	$0.40

Dividends declared per share common stock	$0.025		$0.025	$0.075	$0.075

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In thousands)

	March 31,	2008	June 30,	2007
Assets
Current Assets:	(unaudited)
Cash and cash equivalents	$13,045	$5,670
Accounts receivable, net of allowance for doubtful accounts of $1,501 and $1,296, respectively	40,131	31,154
Inventories	32,303	32,241
Current portion of deferred income taxes	3,605	3,790
Prepaid income taxes	96	3,208
Prepaid expenses and other current assets	2,381	1,380

Total Current Assets	91,561	77,443
Property and equipment, net of accumulated depreciation of $6,910 and $4,986, respectively	10,049	10,678
Deferred Debt Issuance costs, net of accumulated amortization of $2,754 and $2,035, respectively	1,613	2,309
Intangible assets, net of accumulated amortization of $4,177 and $3,379, respectively	7,226	8,024
Goodwill	54,949	54,949
Deferred income taxes	—	3,045
Other assets, net	113	144

Total Assets	$165,511	$156,592

Liabilities and Stockholders’ Equity Current liabilites: Accounts payable	$20,861	$16,167
Accrued liabilities	11,255	10,318
Dividends payable	309	259
Accrued interest	958	291
Current portion of long-term debt	108	3,608
Deferred income tax liability	—	129

Total Current Liabilities	33,491	30,772
Deferred income tax liability	4,698	3,898
Notes payable and other long-term debt	50,092	71,386
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued Common stock, $0.01 par value, 50,000,000 shares authorized; 12,465,386 and 10,440,586 shares issued and 12,361,460	—	—
and 10,354,560 shares outstanding, respectively	125	104
Additional paid-in capital	64,092	44,276
Retained earnings	13,816	6,813
Treasury stock at cost, 103,926 and 86,026, respectively	(803)	(657)

Total stockholders’ equity	77,230	50,536

Total Liabilities and stockholders’ equity	$165,511	$156,592

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

Nine Months Ended

March 31,
2008 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,924	$4,162
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for uncollectible accounts receivable	714	1,307
Depreciation and amortization	2,798	2,553
Amortization of deferred debt issuance costs	719	705
Deferred taxes	3,901	1,952
Stock-based compensation expense	355	—
Minority interest in consolidated subsidiary	—	531
Changes in assets and liabilities:
Accounts receivable	(9,691)	(7,332)
Inventories	(62)	1,594
Prepaid income taxes	3,112	(20)
Prepaid expenses and other current assets	(1,001)	(339)
Other assets, net	31	(321)
Accounts payable	4,694	(333)
Accrued liabilities and accrued interest	1,604	1,105

Net cash provided by operating activities	15,098	5,564

CASH FLOWS FROM INVESTING ACTIVITES:
Purchases of property and equipment	(1,371)	(1,429)
Cash used in business acquisitions	—	(24,907)

Net cash used in investing activities	(1,371)	(26,336)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred debt issuance cost	(23)	—
Proceeds from bank line of credit	1,015	34,024
Payment on notes payable and line of credit	(25,809)	(13,415)
Cash paid for treasury shares	(145)	—
Payment of dividends	(871)	(768)
Proceeds from issuance of common stock	19,481	37

Net cash provided by (used in) financing activities	(6,352)	19,878

Net change in cash and cash equivalents	7,375	(894)
Cash and cash equivalents, beginning of year	5,670	4,079

Cash and cash equivalents, end of period	$13,045	$3,185

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,976	$2,963
Cash paid (refunded) for income taxes	$(1,532)	$1,042